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                    EXHIBIT 1(c)    UNDERWRITING AGREEMENT



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                                5,100,000 SHARES

                        NEW YORK COMMUNITY BANCORP, INC.

                                  COMMON STOCK

                             UNDERWRITING AGREEMENT
                             ----------------------


                                                                     May 8, 2002

LEHMAN BROTHERS INC.
SALOMON SMITH BARNEY INC.
SANDLER O'NEILL & PARTNERS, L.P.
ADVEST, INC.
JANNEY MONTGOMERY SCOTT LLC
KEEFE, BRUYETTE & WOODS, INC.
c/o Lehman Brothers Inc.
745 Seventh Avenue
New York, New York  10019

Ladies and Gentlemen:

                  New York Community Bancorp, Inc., a Delaware corporation (the "COMPANY"), proposes to issue and sell 5,100,000 shares (the "FIRM STOCK") of the Company's Common Stock, par value $0.01 per share (the "COMMON STOCK"). In addition, the Company proposes to grant to the Underwriters named in Schedule I hereto (the "UNDERWRITERS") an option to purchase up to an additional 765,000 shares of the Common Stock on the terms and for the purposes set forth in
Section 2 (the "OPTION STOCK"). The Firm Stock and the Option Stock, if purchased, are hereinafter collectively called the "STOCK." This is to confirm the agreement concerning the purchase of the Stock from the Company by the Underwriters.

         1. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY. The Company represents, warrants and agrees that:

               (a) The Company has prepared and filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement on Form S-3 (File No. 333-86682), including a prospectus, relating to, among other securities, the Stock and the offering thereof from time to time in accordance with the requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), and the rules and regulations of the Commission thereunder (the "SECURITIES ACT RULES AND Regulations"). Such registration statement has been declared effective by the Commission. Copies of such registration statement and any amendments and supplements thereto, have been delivered to you. As used in this Agreement, "EFFECTIVE TIME" means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; "EFFECTIVE DATE" means the date of the Effective Time; "PRELIMINARY PROSPECTUS" means each prospectus and preliminary prospectus supplement included in such registration statement, or amendments thereof, before it became effective under the Securities Act; "REGISTRATION STATEMENT" means such registration statement, as amended at the Effective Time, including any documents incorporated by reference therein at such time and all information contained in the



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         final prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act Rules and Regulations in accordance with Section 5(a) hereof and deemed to be a part of the registration statement as of the Effective Time pursuant to paragraph (b) of Rule 430A of the Securities Act Rules and Regulations; and "PROSPECTUS" means the prospectus and any supplements thereto first used to confirm sales of Stock. If the Company has filed a post-effective amendment or an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act which becomes effective prior to the Delivery Date (as defined herein), then the term "Registration Statement" shall include any such registration statement. Reference made herein to any Preliminary Prospectus or to the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Rule 411 of the Securities Act Rules and Regulations and Item 12 of Form S-3 under the Securities Act, as of the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the United States Securities Exchange Act of 1934 (the "EXCHANGE ACT") after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any annual report of the Company filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Time that is incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.

              (b) The Company meets the requirements for use of Form S-3 under the Securities Act.

              (c) The Registration Statement complies in all material respects, and the Prospectus and any further amendments to the Registration Statement or supplements to the Prospectus, when they become effective or are filed with the Commission, as the case may be, will comply in all material respects with the requirements of the Securities Act and the Securities Act Rules and Regulations and do not and will not, as of the applicable effective date (as to the Registration Statement and any amendment thereto) and as of the applicable filing date and any Delivery Date (as to the Prospectus and any supplement thereto) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, and the documents incorporated by reference in the Prospectus complied in all material respects as of their respective filing dates with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder (the "EXCHANGE ACT RULES AND REGULATIONS"); PROVIDED that no representation or warranty is made as to (i) information contained or incorporated in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter specifically for inclusion therein and (ii) those parts of the Registration Statement constituting the Statements of Eligibility and Qualifications of Wilmington Trust Company under the Trust Indenture Act of 1939, as amended.

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              (d)  The Company and each of its subsidiaries (as defined in
         Section 15 hereof) have been duly organized and are validly existing as corporations or limited liability companies, as the case may be, in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing as foreign corporations or limited liability companies in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, except where the failure to be so qualified or in good standing would not have a material adverse effect on the general affairs, management, consolidated financial position, stockholders' equity, results of operations, business or prospects of the Company and its subsidiaries (a "MATERIAL ADVERSE EFFECT"), and have all power and authority necessary to own or hold their respective properties and to conduct their respective businesses as described in the Prospectus, except as would not have a Material Adverse Effect; none of the subsidiaries of the Company other than New York Community Bank (the "BANK"), is a "significant subsidiary," as such term is defined in Rule 405 of the Securities Act Rules and Regulations; and the entities listed on Schedule II hereto (each a "OTHER SUBSIDIARY") are the only other subsidiaries of the Company, none of which is material to the business and operations of the Company.

              (e) The Company has an authorized capitalization as set forth in the Prospectus under the caption "Description of Common Stock," and all of the outstanding shares of capital stock of the Company are, and any shares of capital stock issuable upon exercise, purchase or exchange all outstanding options, warrants and other rights to purchase or exchange any securities for shares of the Company's capital stock will be, duly authorized, validly issued, fully paid and non-assessable and such capital stock, options, warrants or other rights conform in all material respects to the description thereof contained or incorporated by reference in the Prospectus; and all of the issued shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued and are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all security interests, liens, encumbrances, equities or claims.

              (f) The shares of Stock to be issued and sold by the Company to the Underwriters hereunder have been duly authorized and, when issued and delivered against payment therefor in accordance with this Agreement, will be validly issued, fully paid and non-assessable, and the Stock will conform in all material respects to the description thereof contained or incorporated by reference in the Prospectus. Upon payment for and delivery of the Stock to be sold by the Company pursuant to this Agreement, the Underwriters will acquire good and valid title to such Stock, in each case free and clear of all liens, encumbrances, equities, preemptive rights, subscription rights, voting or transfer restrictions and other claims.

              (g) This Agreement has been duly authorized, executed and delivered by the Company.

              (h) The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not (1) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of


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         the property or assets of the Company or any of its subsidiaries is subject, (2) result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries, or (3) result in a violation of any statute or any order, rule or regulation of any court, regulatory authority or governmental agency or body (each a "GOVERNMENTAL Entity") having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets; and except for the registration of the Stock under the Securities Act and such consents, approvals, authorization, registrations or qualifications as may be required under the Exchange Act and applicable state or foreign securities laws in connection with the purchase and distribution of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such Governmental Entity is required for the execution, delivery or performance of this Agreement by it and the consummation by it of the transactions contemplated hereby and thereby.

              (i) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

              (j) The Company has not and will not have as of any Delivery Date sold or issued any shares of Common Stock, other equity securities or debt securities during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act, other than securities issued pursuant to employee benefit plans, qualified stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants, and other than as disclosed in the Prospectus.

              (k) Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since such date, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations, business or prospects of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus.

              (l) The financial statements (including the related notes and supporting schedules) filed as part of the Registration Statement or included or incorporated by reference in the Prospectus present fairly the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved except as noted therein.


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              (m)  KPMG LLP, who have certified certain financial statements of the Company, whose report is incorporated by reference in the Registration Statement and who have delivered the initial letter referred to in Section 6(f) hereof, are independent public accountants as required by the Securities Act and Rule 2-01 of Regulation S-X under the Securities Act.

              (n) The Company and each of its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and all assets held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

              (o) The Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.

              (p) The Company and each of its subsidiaries own, possess or can acquire on reasonable terms, adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others.

              (q) There are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; and to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

              (r) There are no contracts or other documents which are required by the Securities Act Rules and Regulations to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Securities Act Rules and Regulations or which are required by the Exchange Act or the Exchange Act Rules and Regulations to be described in or filed as exhibits to any document incorporated by reference in the Prospectus which have not been described in the Prospectus or described in or filed as exhibits to documents so incorporated by reference.

              (s) No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, which is required by the Securities Act Rules and Regulations to be described in the Prospectus and which is not so described.


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              (t)  No labor disturbance by the employees of the Company exists or, to the knowledge of the Company, is imminent which could be expected to have a Material Adverse Effect.

              (u) The Company has filed all federal, state and local income and franchise tax returns required to be filed through the date hereof and has paid all taxes due thereon, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its subsidiaries, could have) a Material Adverse Effect.

              (v) Since the date as of which information is given in the Prospectus through the date hereof, and except as may otherwise be disclosed or referred to in the Prospectus, the Company has not (i) issued or granted any securities, (ii) incurred any liability or obligation, direct or contingent, other than non-material liabilities and obligations incurred in the ordinary course of business, (iii) entered into any transaction not in the ordinary course of business or
         (iv) declared or paid any dividend on its capital stock.

              (w) Each of the Company and each of its subsidiaries (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

              (x) Neither the Company nor any of its subsidiaries (i) is in violation of its charter or by-laws or (ii) is in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject.

              (y) Neither the Company nor any of its subsidiaries is, or will be after the offering and application of the proceeds therefrom, an "investment company" within the meaning of such term under the Investment Company Act of 1940 and the rules and regulations of the Commission thereunder.

              (z) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to the termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "CODE"); and each "pension plan" for which the Company would have any liability

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         that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

              (aa) The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, and each of the Company and each of its subsidiaries (i) is in compliance, in all material respects, in the conduct of its business, with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, all other applicable fair lending laws or other laws relating to discrimination and the Bank Secrecy Act, and, as of the date hereof, each of its subsidiaries that is an insured depository institution has a Community Reinvestment Act rating of "satisfactory" or better; (ii) has all permits, licenses, franchises, certificates of authority, orders, and approvals of, and has made all filings, applications, and registrations with, all Governmental Entities that are required in order to permit the Company or such subsidiary to carry on its business as currently conducted; (iii) has not received any communication from any Governmental Entity (including the Federal Reserve Board and any other bank, insurance or securities regulatory authority) (A) asserting that the Company or any of its subsidiaries is not in compliance with any statutes, regulations or ordinances, (B) threatening to revoke any permit, license, franchise, certificate of authority or other governmental authorization, or (C) threatening or contemplating revocation or limitation of, or which would have the effect of revoking or limiting, Federal Deposit Insurance Corporation ("FDIC") deposit insurance; and (iv) is not a party to or subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter, supervisory letter or similar submission to, any Governmental Entity charged with the supervision or regulation of depository institutions or engaged in the insurance of deposits (including the FDIC) or the supervision or regulation of it or any of its subsidiaries and neither it nor any of its subsidiaries has been advised by any such Governmental Entity that such Governmental Entity is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

              (bb) The Bank is duly organized and is validly existing as a stock savings bank under the laws of the State of New York; the Bank is a member in good-standing of the Federal Homes Loan Bank of New York, and the deposit accounts of the Bank are insured up to the applicable limits by the FDIC.

              (cc) There are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with the offering of the Stock, other than as contemplated by this Agreement.

              (dd) The statistical and market related data contained in the Prospectus and Registration Statement are based on or derived from sources which the Company believes are reliable and accurate.


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              (ee) The Company is subject to Section 13 or 15(d) of the Exchange
         Act and files reports with the Commission on the Electronic Data Gathering, Analysis and Retrieval (EDGAR) system.

         2. PURCHASE OF THE STOCK BY THE UNDERWRITERS. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell 5,100,000 shares of the Firm Stock to the several Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase the number of shares of the Firm Stock set forth opposite that Underwriter's name in Schedule I hereto. The respective purchase obligations of the Underwriters with respect to the Firm Stock shall be rounded among the Underwriters to avoid fractional shares, as Lehman Brothers Inc. and Salomon Smith Barney Inc. may determine.

         In addition, the Company grants to the Underwriters an option to purchase up to 765,000 shares of Option Stock. Such option is granted solely for the purpose of covering over-allotments in the sale of Firm Stock and is exercisable as provided in Section 4 hereof. Shares of Option Stock shall be purchased severally for the account of the Underwriters in proportion to the number of shares of Firm Stock set opposite the name of such Underwriters in
Schedule I hereto. The respective purchase obligations of each Underwriter with respect to the Option Stock shall be adjusted by Lehman Brothers Inc. and Salomon Smith Barney Inc. so that no Underwriter shall be obligated to purchase Option Stock other than in 100 share amounts. The price of both the Firm Stock and any Option Stock shall be $27.84 per share.

         The Company shall not be obligated to deliver any of the Stock to be delivered on any Delivery Date (as hereinafter defined) except upon payment for all the Stock to be purchased on such Delivery Date as provided herein.

         3. OFFERING OF STOCK BY THE UNDERWRITERS. Upon authorization by Lehman Brothers Inc. and Salomon Smith Barney Inc. of the release of the Firm Stock, the several Underwriters propose to offer the Firm Stock for sale upon the terms and conditions set forth in the Prospectus.

         4. DELIVERY OF AND PAYMENT FOR THE STOCK. (a) Delivery of and payment for the Stock shall be made at the office of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153, at 10:00 A.M., New York City time, on the third full business day (unless postponed in accordance with the provisions of this Agreement) following the date of this Agreement, or the fourth business day if this Agreement is executed after 4:30 p.m. New York City time, or at such other date or place as shall be determined by agreement between the Underwriters and the Company. This date and time are sometimes referred to as the "FIRST DELIVERY DATE." On the First Delivery Date, the Company shall deliver or cause to be delivered certificates representing the Firm Stock to Lehman Brothers Inc. and Salomon Smith Barney Inc. for the account of each Underwriter against payment to or upon the order of the Company of the purchase price by wire transfer in immediately available funds. Time shall be of the essence, and delivery at the time and place specified herein is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Firm Stock shall be registered in such names and in such denominations as Lehman Brothers Inc. and Salomon Smith Barney Inc. shall request in writing not less than two full business days prior to the First Delivery Date.

         (b) The option granted in Section 2 with respect to the Option Stock will expire 30 days after the date of this Agreement and may be exercised in whole or in part from time to time by written notice being given to the Company by Lehman Brothers Inc. and Salomon Smith Barney Inc.


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Such notice shall set forth the aggregate number of shares of Option Stock as to which the option is being exercised, the names in which the shares of Option Stock are to be registered, the denominations in which the shares of Option
Stock are to be issued and the date and time, as determined by Lehman Brothers Inc. and Salomon Smith Barney Inc., when the shares of Option Stock are to be delivered; PROVIDED, HOWEVER, that this date and time shall not be earlier than the First Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. The date and time the shares of Option Stock are delivered are sometimes referred to as a "SECOND DELIVERY DATE" and the First Delivery Date and any Second Delivery Date are sometimes each referred to as a "DELIVERY DATE."

         (c) Delivery of and payment for the Option Stock shall be made at the place specified in the first sentence of the first paragraph of this Section 4 (or at such other place as shall be determined by agreement between Lehman Brothers Inc. and Salomon Smith Barney Inc. and the Company) at 10:00 A.M., New York City time, on such Second Delivery Date. On such Second Delivery Date, the Company shall deliver or cause to be delivered the certificates representing the Option Stock to Lehman Brothers Inc. and Salomon Smith Barney Inc. for the account of each Underwriter against payment to or upon the order of the Company of the purchase price by wire transfer in immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement shall be a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Option Stock shall be registered in such names and in such denominations as the Underwriters shall request in the aforesaid written notice.

         5. FURTHER AGREEMENTS OF THE COMPANY. The Company covenants and agrees:

              (a) To prepare the Prospectus in a form approved by Lehman Brothers Inc. and Salomon Smith Barney Inc., on behalf of the Underwriters, and to file such Prospectus (including any prospectus supplement) pursuant to Rule 424(b) under the Securities Act, not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act; to make no further amendment or supplement to the Registration Statement (including any post-effective amendment) or any supplement to the Prospectus except as permitted herein, to advise the Underwriters, promptly after receiving notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus has been filed and to furnish the Underwriters with copies thereof; to advise the Underwriters, promptly after receiving notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to promptly use its best efforts to obtain its withdrawal;

              (b) To furnish promptly to each of the Underwriters and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

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              (c)  To deliver promptly to the Underwriters such number of the following documents as the Underwriters shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the computation of per share earnings) and (ii) each Preliminary Prospectus and the Prospectus and, if the delivery of a prospectus supplement is required at any time after the Effective Time in connection with the offering or sale of the Stock or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to supplement the Prospectus in order to comply with the Securities Act, to notify the Underwriters and, upon their request, to file such document and prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Underwriters may from time to time reasonably request of a Prospectus so supplemented which will correct such statement or omission or effect such compliance.

              (d) To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Company, Lehman Brothers Inc. and Salomon Smith Barney Inc., be required by the Securities Act or requested by the Commission;

              (e) Prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus pursuant to Rule 424 of the Securities Act Rules and Regulations, to furnish a copy thereof to the Underwriters and counsel for the Underwriters and obtain the consent of Lehman Brothers Inc. and Salomon Smith Barney Inc. to the filing (which consent shall not be unreasonably withheld);

              (f) As soon as practicable after the Effective Date, to make generally available to the Company's security holders and to deliver to the Underwriters an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Securities Act Rules and Regulations (including, at the option of the Company, Rule 158);

              (g) Promptly to take such action as the Underwriters may from time to time reasonably request to qualify the Stock for offering and sale under the securities laws of such jurisdictions as the Underwriters may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Stock; PROVIDED that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

              (h) For a period of 90 days from the date of this Underwriting, not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose (or enter any transaction or device which is designed to, or could be expected to, result in the disposition) of any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the Stock and shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights), or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the grant of options pursuant to option plans existing on the date hereof), or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, or (3) publicly disclose an intention to make any such offer, sale, pledge, hedge, swap or other transaction, in each case without the prior written consent of Lehman Brothers Inc. and Salomon Smith Barney Inc. on behalf of the Underwriters; and to cause each executive officer and director of the Company to furnish to Lehman Brothers Inc. and Salomon Smith Barney Inc., prior to the First Delivery Date, a letter or letters, in form and substance satisfactory to counsel for the Underwriters, pursuant to which each such person shall agree not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock including, without limitation, shares of Common Stock that may be deemed to be beneficially owned by such party in accordance with the Securities Act Rules and Regulations and shares of Common Stock that may be issued upon exercise of any option or warrant) or securities convertible into or exchangeable for Common Stock owned by such party (other than the Stock) on the date the letter is completed and the Effective Date or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or
         (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, in each case for a period of 90 days from the date of the final Prospectus relating to the Offering, without the prior written consent of Lehman Brothers Inc. and Salomon Smith Barney Inc. on behalf of the Underwriters;

              (i) To apply the net proceeds from the issue and sale of the Stock as set forth in the Prospectus; and

              (j) To take such steps as shall be necessary to ensure that neither the Company nor any subsidiary shall become an "INVESTMENT COMPANY" within the meaning of such term under the Investment Company Act of 1940 and the rules and regulations of the Commission thereunder.

         6. EXPENSES. The Company agrees to pay all expenses incident to the performance of its obligations under this Agreement, including (a) the costs incident to the authorization, issuance, sale and delivery of the Stock and any taxes payable in that connection; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary Prospectus, the Prospectus and any supplement thereto and any document incorporated by reference therein, all as provided in this Agreement;
(d) the costs of producing and distributing this Agreement and any other related documents in connection with the offering, purchase, sale and delivery of the stock; (e) any applicable listing or other fees; (f) the fees and expenses of qualifying the Stock under the securities laws of the several jurisdictions as provided in Section 5(h) and of preparing, printing and distributing a Blue Sky Memorandum and Canadian private placement offering memorandum (including, in each case, related reasonable fees and expenses of counsel to the Underwriters); (g) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Stock, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show; and (h) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; PROVIDED that, except as provided in this Section 6 and in Section 11 the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Stock which they may sell and the expenses of advertising any offering of the Stock made by the Underwriters.

         7. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

              (a) The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a); no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

              (b) No Underwriter shall have discovered and disclosed to the Company on or prior to such Delivery Date that the Registration Statement or the Prospectus or any amendment or supplement thereto contains or contained an untrue statement of a fact which, in the opinion of Weil, Gotshal & Manges LLP, counsel for the Underwriters, is material or omits or omitted to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

              (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Stock, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement, and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to the Underwriters, and the Company shall have furnished to the Underwriters and their counsel all documents and information that they may reasonably request in connection therewith.

              (d) Muldoon Murphy & Faucette LLP shall have furnished to the Underwriters their written opinion, as counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Underwriters, to the effect that:

              (i) Each of the Company and the Bank is validly existing as corporation and stock savings bank, respectively, in good standing under the laws of its jurisdiction of organization; the Company is duly qualified to do business and is in good standing as a foreign corporation in the State of New York; and each of the Company, the Bank and, to the best of such counsel's knowledge, each of the Other Subsidiaries has all corporate or other power and authority necessary to own or hold its property and conduct its business as described in the Prospectus;

              (ii) The Company has an authorized capitalization as set forth in the Prospectus under the caption "Description of Common Stock;" the shares of Stock have been duly and authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be validly issued, fully paid and non-assessable, and, assuming that the Underwriters will be "protected purchasers" (as defined in Section 8-303 of the Uniform Commercial Code in effect in the State of New York) when the Stock is issued and delivered, the Underwriters will acquire such Stock free of any adverse claim (as defined in Section 8-102(a)(1) of the Uniform Commercial Code in effect in the State of New York); and all of the issued shares of capital stock of each of the Bank and, to the best of such counsel's knowledge, each Other Subsidiary of the Company have been duly authorized and validly issued and are fully paid, non-assessable and are owned directly or indirectly by the Company;

              (iii) There are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any shares of the Stock pursuant to the Company's certificate of incorporation or by-laws or any agreement or other instrument known to such counsel;

              (iv) The Registration Statement was declared effective under the Securities Act as of the date and time specified in such opinion, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) of the Securities Act Rules and Regulations specified in such opinion on the date specified therein and no stop order suspending the effectiveness of the Registration Statement has been issued and, to the knowledge of such counsel, no proceeding for that purpose is pending or threatened by the Commission;

              (v) The Registration Statement and the Prospectus and any further amendments or supplements thereto made by the Company prior to such Delivery Date (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the Securities Act Rules and Regulations and the documents incorporated by reference in the Prospectus comply as to form in all material respects with the requirements of the Exchange Act and Exchange Act Rules and Regulations;

              (vi) To the best of such counsel's knowledge, there are no contracts or other documents that are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Securities Act Rules and Regulations, that have not been so described or filed, and there are no contracts or other documents that are required by the Exchange Act or the Exchange Act Rules and Regulations to be described in or filed as exhibits to any document incorporated by reference in the Prospectus that have not been so described or filed;

              (vii) This Agreement has been duly authorized, executed and delivered by the Company;

              (viii) The issue and sale of the shares of Stock being delivered on such Delivery Date by the Company and the execution and delivery of this Agreement, compliance by the Company with all of the provisions hereof and consummation of the transactions contemplated hereby will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which any of the Company, the Bank or, to the best of such counsel's knowledge, any Other Subsidiary, is a party or by which the Company, the Bank or, to the best of such counsel's knowledge, any Other Subsidiary, is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, or (B) result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets; except, with respect to clauses (A) and (B) as such clauses apply to the Other Subsidiaries, for those defaults, breaches or violations that would not reasonably be expected to have a Material Adverse Effect; and, except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state or foreign securities laws in connection with the purchase and distribution of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby;

              (ix) To the best of such counsel's knowledge, there are no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights which have been waived or satisfied) to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act;

              (x) To the best of such counsel's knowledge, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, might have a material adverse effect on the consolidated financial position, stockholders' equity, results of operations, business or prospects of the Company and its subsidiaries, including without limitation (A) any communication from any Governmental Entity (including the Federal Reserve Board and any other bank, insurance or securities regulatory authority) (1) asserting that the Company or any of its subsidiaries is not in compliance with any statutes, regulations or ordinances, (2) threatening to revoke any permit, license, franchise, certificate of authority or other governmental authorization, or (3) threatening or contemplating revocation or limitation of, or which would have the effect of revoking or limiting, Federal Deposit Insurance Corporation ("FDIC") deposit insurance, and (B) any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter, supervisory letter or similar submission to, any Governmental Entity charged with the supervision or regulation of depository institutions or engaged in the insurance of deposits (including the FDIC) or the supervision or regulation of the Company or any of its subsidiaries, or any notice that such Governmental Entity is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission; and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by Governmental Entities or threatened by others;

              (xi) To the best of such counsel's knowledge after reasonable inquiry, the Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, and each of the Company and each of its subsidiaries, is, to the best of such counsel's knowledge, in compliance, in all material respects, in the conduct of its business with the Bank Holding Company Act of 1956, as amended, the Federal Deposit Insurance Act and the banking laws of the State of New York, as applicable.

              (xii) The Bank is a member in good standing of the Federal Home Loan Bank of New York, and the deposit accounts of the Bank are insured up to the applicable limits by the FDIC.

              (xiii) The statements contained in each of the Prospectus and the Company's most recent annual report on Form 10-K under the caption "Regulation and Supervision," and in the Prospectus under the caption "Description of Common Stock," insofar as they describe federal statutes, rules and regulations and other legal matters constitute a fair summary thereof.

    In rendering such opinion, such counsel may state that their opinion is limited to matters governed by the Federal laws of the United States of America, the General Corporation Law of the State of Delaware and the laws of the State of New York. Such counsel shall also have furnished to the Underwriters a written statement, addressed to the Underwriters and dated such Delivery Date, in form and substance satisfactory to the Underwriters, to the effect that (x) such counsel has acted as counsel to the Company in connection with the preparation of the Registration Statement, and (y) based on the foregoing, no facts have come to the attention of such counsel which lead them to believe that either (I) the Registration Statement, as of the Effective Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus, as of its date and as of such Delivery Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (II) any document incorporated by reference in the Prospectus or any further amendment or supplement to any such incorporated document made by the Company prior to such Delivery Date, when they became effective or were filed with the Commission, as the case may be, contained, in the case of a registration statement which became effective under the Securities Act, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or, in the case of other documents which were filed under the Exchange Act with the Commission, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (e) The Underwriters shall have received from Weil, Gotshal & Manges LLP, counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Stock, the Registration Statement, the Prospectus and other related matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

         (f) At the time of execution of this Agreement, the Underwriters shall have received from KPMG LLP a letter, in form and substance satisfactory to the Underwriters, addressed to the Underwriters and dated the date hereof
    (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "COMFORT LETTERS" to underwriters in connection with registered public offerings.

         (g) With respect to the letter of KPMG LLP referred to in the preceding paragraph and delivered to the Underwriters concurrently with the execution of this Agreement (the "INITIAL LETTER"), the Company shall have furnished to the Underwriters a letter (the "BRING-DOWN LETTER") of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

         (h) The Company shall have furnished to the Underwriters a certificate, dated such Delivery Date, of its Chairman of the Board, its President or a Vice President and its chief financial officer stating that:

              (i) The representations, warranties and agreements of the Company in Section 1 are true and correct as of such Delivery Date; the Company has complied with all its agreements contained herein; and the conditions set forth in Subsections (a) and (i) of this Section 7 have been fulfilled; and

              (ii) They have carefully examined the Registration Statement and the Prospectus and, in their opinion (A) as of the Delivery Date, the Registration Statement and Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) since the Effective Date no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus.

         (i)(i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in, or incorporated by reference in, the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus and (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Underwriters, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

         (j) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the Nasdaq National Market or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities,
    (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or other calamity or crisis involving the United States or
    (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such), including without limitation, as a result of terrorist activities occurring after the date hereof, as to make it, in the judgment of the Underwriters impracticable or inadvisable to proceed with the public offering or delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

         All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

         8. INDEMNIFICATION AND CONTRIBUTION.

              (a) The Company shall indemnify and hold harmless each Underwriter, its directors, officers, partners, agents and employees and each person, if any, who controls any Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which that Underwriter, director, officer, partner, employee, agent or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or (B) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Stock, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically) (the "MARKETING MATERIALS"), (ii) the omission or alleged omission to state in the Prospectus, any Preliminary Prospectus, the Registration Statement or in any amendment or supplement thereto, or in any Marketing Materials any material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Stock or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence, bad faith or willful misconduct), and shall reimburse each Underwriter and each such director, officer, partner, employee, agent or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, partner, employee, agent or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; PROVIDED, HOWEVER, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Prospectus, any Preliminary Prospectus, the Registration Statement, or in any such amendment or supplement, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company by or on behalf of any Underwriter specifically for inclusion therein which information consists solely of the information specified in Section 8(e). The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter or to any director, officer, partner, employee, agent or controlling person of that Underwriter.

              (b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, its officers and employees, each of its directors and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereto or in the Prospectus or any supplement thereto or any Preliminary Prospectus or (ii) the omission or alleged omission to state in the Registration Statement or any amendment thereto or in the Prospectus or any supplement thereto or in any Preliminary Prospectus any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 8(e), and shall reimburse the Company and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the Company or any such director, officer, employee or controlling person.

              (c) Promptly after receipt by an indemnified party under this
         Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; PROVIDED, HOWEVER, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, PROVIDED FURTHER, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; PROVIDED, HOWEVER, that the Underwriters shall have the right to employ counsel to represent jointly the Underwriters and their respective officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company under this Section 8 if, in the reasonable judgment of the Underwriters, it is advisable for the Underwriters and those directors, officers, partners, employees and controlling persons to be jointly represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the Company. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

              (d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the shares of the Stock purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the shares of the Stock under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8 were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8 shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the shares of Stock underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.

              (e) The Underwriters severally confirm and the Company acknowledges that the statements set forth on in paragraphs 4, 8, 9, 16 and 17 under "UNDERWRITING" in the Prospectus are the only information furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement and the Prospectus.

         9.   DEFAULTING UNDERWRITERS.

              If, on any Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Stock which the defaulting Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the number of shares of the Firm Stock set opposite the name of each remaining non-defaulting Underwriter in Schedule I hereto bears to the total number of shares of the Firm Stock set opposite the names of all the remaining non-defaulting Underwriters in Schedule I hereto; PROVIDED, HOWEVER, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Stock on such Delivery Date if the total number of shares of the Stock which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total number of shares of the Stock to be purchased on such Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of shares of the Stock which it agreed to purchase on such Delivery Date pursuant to the terms of Section 4. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Underwriters who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Stock to be purchased on such Delivery Date. If the remaining Underwriters or other underwriters satisfactory to the Underwriters do not elect to purchase the shares which the defaulting Underwriter or Underwriters agreed but failed to purchase on such Delivery Date, this Agreement (or, with respect to the Second Delivery Date, the obligation of the Underwriters to purchase, and of the Company to sell, the Option Stock) shall terminate without liability on the part of any non-defaulting Underwriter or the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 6 and 11. As used in this Agreement, the term "UNDERWRITER" includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule I hereto who, pursuant to this
Section 9, purchases Firm Stock which a defaulting Underwriter agreed but failed to purchase.

              Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company for damages caused by its default. If other underwriters are obligated or agree to purchase the Stock of a defaulting or withdrawing Underwriter, either the Underwriters or the Company may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

              10. TERMINATION. The obligations of the Underwriters hereunder may be terminated by the Underwriters by notice given to and received by the Company prior to delivery of and payment for the Firm Stock if, prior to that time, any of the events described in Sections 7(i) or 7(j), shall have occurred or if the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement.

              11. REIMBURSEMENT OF UNDERWRITERS' EXPENSES. If (a) the Company shall fail to tender the Stock for delivery to the Underwriters by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or (b) any other condition of the Underwriters' obligations hereunder required to be fulfilled by the Company is not fulfilled, the Company will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Stock, and upon demand the Company shall pay the full amount thereof to the Underwriters. If this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

              12. NOTICES, ETC. All statements, requests, notices and agreements hereunder shall be in writing, and:

                   (a) if to Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to Lehman Brothers Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Department (Fax: (212) 526-6588), with a copy, in the case of any notice pursuant to Section 10(d), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 745 Seventh Avenue, New York, NY 10019 and to Jeremy W. Dickens, Esq., Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, NY 10153 (Fax:
              (212) 310-8007);

              (b) if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Chief Executive Officer (Fax: (516) 683-8385) with a copy to Douglas P. Faucette, Esq., Muldoon Murphy & Faucette LLP, 5101 Wisconsin Avenue, N.W., Washington, D.C. 20016 (Fax: (202) 966-9409);

PROVIDED, HOWEVER, that any notice to an Underwriter pursuant to Section 8(c) shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Underwriters, which address will be supplied to any other party hereto by the Underwriters upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made by the Underwriters on behalf of the Underwriters.

              13. PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and partners of each Underwriter and the person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriters contained in

Section 8(b) of this Agreement shall be deemed to be for the benefit of directors of the Company, officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 13 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 13, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

              14. SURVIVAL. The respective indemnities, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Stock and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

              15. DEFINITION OF "BUSINESS DAY" AND "SUBSIDIARY." For purposes of this Agreement, (a) "BUSINESS DAY" means each Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) "SUBSIDIARY" has the meaning set forth in Rule 405 of the Securities Act Rules and Regulations.

              16. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of New York.

              17. COUNTERPARTS. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

              18. HEADINGS. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

                  If the foregoing correctly sets forth the agreement between the Company and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

                                             Very truly yours,

                                             NEW YORK COMMUNITY BANCORP, INC.


                                             By  /s/ Joseph R. Ficalora
                                                 ------------------------------
                                                 NAME:  Joseph R. Ficalora
                                                 TITLE: President and Chief
                                                          Executive Officer

Accepted:

LEHMAN BROTHERS INC.
SALOMON SMITH BARNEY INC.
SANDLER O'NEILL & PARTNERS, L.P.
ADVEST, INC.
JANNEY MONTGOMERY SCOTT LLC
KEEFE, BRUYETTE & WOODS, INC.


         LEHMAN BROTHERS INC.



         By  /s/ Mark Burton
             ---------------------------------------
             NAME:  Mark Burton
             TITLE: Managing Director



         SALOMON SMITH BARNEY INC.



         By  /s/ Jack D. McSpadden
             ---------------------------------------
             NAME:  Jack D. McSpadden
             TITLE: Managing Director

                                   SCHEDULE I



Underwriters                                              Number of Shares
------------                                              ----------------
Lehman Brothers Inc...................................           1,683,000
Salomon Smith Barney Inc..............................           1,683,000
Sandler O'Neill & Partners, L.P.......................           1,308,660
Advest Inc............................................             141,780
Janney Montgomery Scott LLC...........................             141,780
Keefe, Bruyette & Woods, Inc..........................             141,780
                                                          ----------------
     Total............................................           5,100,000
                                                          ================

                                   SCHEDULE II

CFS Investments, Inc.
Queens County Capital Management, Inc.
Richmond County Capital Corp.
RCBK Mortgage Corp.
Main Omni Realty Corp.
RCSB Corporation
Peter B. Cannell & Co., Inc.
Richmond Investment Corp.
Ironbound Investment Corp.
Columbia Preferred Capital Corp.
Queens Realty Trust, Inc.,
CFS Investments New Jersey, Inc.
Pacific Urban Renewal Corp.,
MFO Holding Corp.
Columbia Resources Corp.
Columbia Funding Corporation
Bayonne Service Corp.
Haven Capital Trust I
Haven Capital Trust II
Queens Capital Trust I
NYCB Capital Trust I
New York Community Statutory Trust I
Queens County Statutory Trust I
New York Community Statutory Trust II
Columbia Travel Services, Inc.
Richmond Enterprises Inc.
New York Community Capital Trust I
New York Community Capital Trust II
New York Community Capital Trust III
New York Community Capital Trust IV
New York Community Capital Trust V